Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-41495) pertaining to the Mobile Mini, Inc. Amended and Restated 1994 Stock Option Plan,

(2) Registration Statement (Form S-8 No. 333-86495) pertaining to the Mobile Mini, Inc. Amended and Restated 1994 Stock Option Plan,

(3) Registration Statement (Form S-8 No. 333-43954) pertaining to the Mobile Mini, Inc. Amended and Restated 1999 Stock Option Plan,

(4) Registration Statement (Form S-8 No. 333-65566) pertaining to the Mobile Mini, Inc. Amended and Restated 1999 Stock Option Plan,

(5) Registration Statement (Form S-8 No. 333-107333) pertaining to the Mobile Mini, Inc. Amended and Restated 1999 Stock Options Plan,

(6) Registration Statement (Form S-8 No. 333-2868) pertaining to the Mobile Mini, Inc. Profit Sharing Plan and Trust, and

(7) Registration Statement (Form S-8 No. 333-136595) pertaining to the Mobile Mini, Inc. 2006 Equity Incentive Plan;

of our report dated February 28, 2008, with respect to the consolidated financial statements and schedule of Mobile Mini, Inc., and our report dated February 28, 2008, with respect to the effectiveness of internal control over financial reporting of Mobile Mini, Inc., included in this Annual Report (Form 10-K) of Mobile Mini, Inc. for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Phoenix, Arizona
February 29, 2008